Exhibit 99.1

Buckeye Announces October-December Quarter Results

MEMPHIS, Tenn.--(BUSINESS WIRE)--Buckeye Technologies Inc. (NYSE:BKI) today announced earnings for the October-December quarter of 35 cents per share. This compares to earnings for the same period last year of 10 cents per share.

Chairman and Chief Executive Officer John B. Crowe said, “We had an exceptional quarter. Second quarter net sales were up 14% compared to the same period last year. Sales of $211 million are our highest revenue quarter ever. The earnings improvement is a combination of higher pricing, higher specialty wood volume and cost control.”

Mr. Crowe went on to say, “We are pleased with the quarter and year-to-date revenue and income growth. Our markets remain solid and we will benefit from price increases that we implemented in January. In the current quarter, we anticipate lower nonwovens production and revenue due to our previously announced volume reduction from our Delta nonwovens facility. Additionally, we expect higher manufacturing costs at our Florida specialty wood facility due to planned maintenance inspections. While the just completed quarter’s earnings performance will be difficult to repeat, we do anticipate strong performance in the January-March quarter 2008.”

Buckeye has scheduled a conference call at 10:00 a.m. EST, Wednesday, January 30, 2008 to discuss second quarter performance. Persons interested in listening by telephone may dial in at (877) 852-6579 within the United States. International callers should dial (719) 325-4823.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company’s operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Net sales	$210,922	$197,399	$184,730	$408,321	$376,136
Cost of goods sold	168,943	156,744	155,711	325,687	317,782
Gross margin	41,979	40,655	29,019	82,634	58,354
Gross margin as a percentage of sales	19.9%	20.6%	15.7%	20.2%	15.5%

Selling, research and administrative expenses	11,796	11,474	11,163	23,270	22,367
Amortization of intangibles and other	361	561	507	922	1,138
Restructuring costs	-	96	11	96	24

Operating income	29,822	28,524	17,338	58,346	34,825

Net interest expense and amortization of debt costs	(8,524)	(9,157)	(10,440)	(17,681)	(21,191)
Extinguishment of debt	251	(786)	(96)	(535)	(652)
Gain on sale of assets held for sale	-	-	-	-	355
Foreign exchange and other	(94)	(168)	246	(262)	252
Income before income taxes	21,455	18,413	7,048	39,868	13,589
Income tax expense	7,589	4,916	3,228	12,505	5,962
Net income	$13,866	$13,497	$3,820	$27,363	$7,627

Earnings per share	$0.36	$0.35	$0.10	$0.70	$0.20
Diluted earnings per share	$0.35	$0.34	$0.10	$0.70	$0.20

Weighted average shares for basic earnings per share	38,953	38,743	37,702	38,848	37,682

Weighted average shares for diluted earnings per share	39,448	39,260	38,010	39,354	37,851

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands)

	December 31	September 30	June 30
	2007	2007	2007
Current assets:
Cash and cash equivalents	$23,566	$14,003	$14,790
Accounts receivable, net	120,413	120,199	116,865
Inventories	92,140	94,050	86,777
Deferred income taxes and other	9,371	9,514	9,452
Total current assets	245,490	237,766	227,884

Property, plant and equipment, net	542,796	541,582	537,655
Goodwill	164,251	162,116	155,937
Intellectual property and other, net	30,459	30,439	30,346
Total assets	$982,996	$971,903	$951,822

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$38,323	$42,032	41,030
Accrued expenses	48,636	58,861	49,532
Current portion of capital lease obligations	560	407	399
Short-term debt	219	505	-
Total current liabilities	87,738	101,805	90,961

Long-term debt	413,149	418,917	445,138
Deferred income taxes	53,223	47,019	41,761
Capital lease obligations	-	251	356
Other liabilities	26,714	26,115	26,452
Stockholders' equity	402,172	377,796	347,154
Total liabilities and stockholders' equity	$982,996	$971,903	$951,822

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
OPERATING ACTIVITIES
Net income	$13,866	$13,497	$3,820	$27,363	$7,627
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,780	12,629	12,165	25,409	24,311
Amortization	624	502	664	1,126	1,648
Loss on early extinguishment of debt	(251)	786	96	535	652
Deferred income taxes	5,834	4,624	1,711	10,458	2,254
Gain on sale of assets held for sale	-	-	(355)	-	(355)
Loss on disposal of equipment	448	116	107	564	215
Provision for bad debts	(1)	(9)	132	(10)	181
Excess tax benefit from stock based compensation	(29)	(15)	-	(44)	(5)
Other	364	184	250	548	826
Change in operating assets and liabilities
Accounts receivable	951	(1,726)	4,117	(775)	6,860
Inventories	2,166	(5,571)	5,712	(3,405)	12,392
Other assets	555	(219)	(1,562)	336	(2,857)
Accounts payable and other liabilities	(14,925)	6,955	(13,213)	(7,970)	334
Net cash provided by operating activities	22,382	31,753	13,644	54,135	54,083

INVESTING ACTIVITIES
Purchases of property, plant & equipment	(9,702)	(8,990)	(7,720)	(18,692)	(14,325)
Proceeds from sale of assets	-	-	520	-	521
Other	(89)	(46)	(321)	(135)	(280)
Net cash used in investing activities	(9,791)	(9,036)	(7,521)	(18,827)	(14,084)

FINANCING ACTIVITIES
Net borrowings (payments) under line of credit	(6,267)	88,267	1,513	82,000	(1,487)
Payments on long term debt and other	(98)	(113,719)	(14,213)	(113,817)	(35,689)
Payments for debt issuance costs	(112)	(1,289)	-	(1,401)	-
Excess tax benefit from stock based compensation	29	15	-	44	5
Net proceeds from sale of equity interests	3,037	2,705	1,099	5,742	1,099
Net cash used in financing activities	(3,411)	(24,021)	(11,601)	(27,432)	(36,072)

Effect of foreign currency rate fluctuations on cash	383	517	112	900	32

Increase (decrease) in cash and cash equivalents	9,563	(787)	(5,366)	8,776	3,959
Cash and cash equivalents at beginning of period	14,003	14,790	18,059	14,790	8,734
Cash and cash equivalents at end of period	$23,566	$14,003	$12,693	$23,566	$12,693

BUCKEYE TECHNOLOGIES INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
SEGMENT RESULTS	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Specialty Fibers
Net sales	$148,208	$135,701	$130,126	$283,909	$265,001
Operating income (a)	25,889	12,288	13,194	47,955	25,482
Depreciation and amortization (b)	8,157	8,015	7,859	16,172	15,557
Capital expenditures	8,468	7,920	6,083	16,388	11,656

Nonwoven Materials
Net sales	$71,966	$71,630	$62,488	$143,596	$127,455
Operating income (a)	5,273	7,954	4,846	13,227	10,825
Depreciation and amortization (b)	4,241	4,232	3,965	8,473	8,136
Capital expenditures	737	707	580	1,444	997

Corporate
Net sales	$(9,252)	$(9,932)	$(7,884)	$(19,184)	$(16,320)
Operating loss (a)	(1,340)	(1,496)	(702)	(2,836)	(1,482)
Depreciation and amortization (b)	744	944	851	1,688	1,805
Capital expenditures	497	363	1,057	860	1,672

Total
Net sales	$210,922	$197,399	$184,730	$408,321	$376,136
Operating income (a)	29,822	28,524	17,338	58,346	34,825
Depreciation and amortization (b)	13,142	13,191	12,675	26,333	25,498
Capital expenditures	9,702	8,990	7,720	18,692	14,325

(a) Asset impairment and restructuring costs are included in operating income for the corporate segment.
(b) Depreciation and amortization includes depreciation, depletion and amortization of intangibles.

	Three Months Ended			Six Months Ended
ADJUSTED EBITDA	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Income	$13,866	$13,497	$3,820	$27,363	$7,627
Income tax expense	7,589	4,916	3,228	12,505	5,962
Interest expense	8,435	8,972	10,124	17,407	20,531
Amortization of debt costs	268	302	316	570	660
Early extinguishment of debt	(251)	786	96	535	652
Depreciation, depletion and amortization	13,140	13,191	12,675	26,331	25,498
EBITDA	43,047	41,664	30,259	84,711	60,930
Non cash charges	447	117	107	564	215
Gain on sale of assets held for sale	-	-	-	-	(355)
Restructuring charges	-	-	11	-	24
Adjusted EBITDA	$43,494	$41,781	$30,377	$85,275	$60,814

We calculate EBITDA as earnings before cumulative effect of change in accounting plus interest expense, income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by adding back the following items: asset impairment charges, non-cash charges, restructuring charges prior to July 1, 2007 and other (gains) losses. You should not consider adjusted EBITDA to be an alternative measure of our net income, as an indicator of operating performance; or our cash flow, as an indicator of liquidity. Adjusted EBITDA corresponds with the definition contained in our US revolving credit facility, established on July 25, 2007, and it provides useful information concerning our ability to comply with debt covenants. Although we believe adjusted EBITDA enhances your understanding of our financial condition, this measure, when viewed individually, is not a better indicator of any trend as compared to other measures (e.g., net sales, net earnings, net cash flows, etc.).

BUCKEYE TECHNOLOGIES INC.
SUPPLEMENTAL RECONCILIATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended		Six months Ended
	December 31, 2006	September 30, 2007	December 31, 2006
	reconciled to	reconciled to	reconciled to
NET SALES RECONCILIATION	December 31, 2007	December 31, 2007	December 31, 2007

Net sales	$184.7	$197.4	$376.1
Volume (1)	5.2	6.2	(4.6)
Pricing (2)	16.4	3.8	30.0
Product sales mix and other (3)	4.6	3.5	6.8
Net sales	$210.9	$210.9	$408.3

(1) Volume relates to the change in volume on comparable products
(2) Pricing relates to the changes in unit prices on comparable products

(3) Product sales mix relates to the impact of changes in the mix of products shipped. Other includes the impact of changes in foreign currency exchange rates on the translation of sales denominated in currencies other than the US dollar.

	Three Months Ended		Six months Ended
	December 31, 2006	September 30, 2007	December 31, 2006
	reconciled to	reconciled to	reconciled to
EARNINGS PER SHARE RECONCILIATION (4)	December 31, 2007	December 31, 2007	December 31, 2007

EARNINGS (LOSS) PER SHARE	$0.10	$0.34	$0.20
Volume (5)	0.03	0.02	(0.01)
Pricing / product mix (6)	0.30	0.06	0.52
Costs (7)	(0.12)	(0.07)	(0.12)
Restructuring, impairment, early debt extinguishment costs	0.01	0.02	-
Corporate / Other (8)	0.03	(0.02)	0.11
EARNINGS PER SHARE	$0.35	$0.35	$0.70

(4) All calculations are net of taxes
(5) Volume - Changes in volume on comparable products at prior period gross margins (price, unit cost and mix are at the same levels as the prior quarter).
(6) Pricing / Product Mix - Impact of changes in selling prices (on comparable products) and changes in the mix of products shipped.

(7) Costs - Changes in production volume, energy related prices, price and usage of chemicals and raw materials, transportation costs, direct spending and selling, research and administrative expenses.

(8) Corporate / Other - Net interest expense, intangible amortization, foreign exchange gain(loss), gain(loss) on sale of assets, other income(expense), and tax adjustments and changes in tax rate.

CONTACT:

Buckeye Technologies Inc.
Steve Dean, 901-320-8352
Senior Vice President and Chief Financial Officer
or
Shirley Spears, 901-320-8125
Investor Relations
www.bkitech.com